SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                  _________________________________________

                                  FORM 8-K

                               CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                         June 9, 1999  (June 2, 1999)


                                REALAMERICA CO.
              (Exact name of registrant as specified in its charter)

DELAWARE                           0-6978                       61-8623857
(State or other jurisdiction  (Commission file number)     (I.R.S. Employer
of incorporation)                                        Identification No.)


                5210 McKinney Avenue, Suite 300, Dallas TX 75205
          (Address of principal executive offices including zip code)

                                 (214) 526-0940
               (Registrant's telephone number including area code)


            100 N.W. Second Street, Suite 312, Evansville, IN 47708 (Former name or former address if changed since last report)

Item 1.      Change in Control of Registrant.

Stock Purchase Agreement with Merrion Shareholders.

     On June 2, 1999 RealAmerica Co. (hereinafter alternately referred to as the "Registrant" or the "Company") entered into a certain Stock Purchase Agreement (the "Merrion Agreement") with a group of control shareholders of the Company (the "Merrion Group"). A copy of the Merrion Agreement is attached hereto as "Exhibit 1.1" and incorporated herein for all purposes.
The Merrion Agreement provides for the purchase of 100% of all of the capital stock (the "Merrion Shares") in Merrion Reinsurance Company, a Dublin, Ireland domiciled reinsurance company, by the Merrion Group in and for the consideration and payment or exchange of (i) 5,273,000 shares of fully paid, non-assessable, voting Class B, restricted common stock in Registrant and (ii) 91,000 shares of Series A, fully paid, non-assessable, preferred shares (the "Series A Preferred Stock") in Registrant. The net effect of the Merrion Agreement is to return all of the ownership of Merrion Reinsurance Company to the Merrion Shareholders and for the Merrion Shareholders to relinquish and return all of the ownership interest they own or ever owned in the Registrant.

     The details and designation of the Series A Preferred Stock were disclosed in a previous public 8-K filing dated February 26, 1997.

     The basis of the Merrion Agreement and the business reason for the transaction was a decision by the management of the Company (as used herein "Management") that the full acquisition and control of Merrion Reinsurance Company as a subsidiary of Registrant was going to be impossible to achieve in a timely manner for reasons of diversity of certifying accounting data, differing fiscal years of Merrion Reinsurance Company and its operating subsidiaries, and the Registrant and diverse audit firms and varying international standards. Merrion Reinsurance Company has operating subsidiaries in the United Kingdom, Belgium and Italy. Upon reaching this conclusion and the determination that there has been virtually no material impact on the financial position of the Company since the original acquisition of the Merrion Shares, and certainly no adverse financial impact on the Company, the Management entered into the Merrion Agreement. It is anticipated that the audited financial statements to be provided pursuant to this form will disclose no material effect on net income of the Company and shall carry no tax incidence to the Company in connection with the period of time that the Company owned the Merrion Shares.

Agreement to Exchange Stock.

     On June 2, 1999 the Registrant entered into a certain Agreement to Exchange Stock (the "Agreement"), which Agreement is attached hereto as "Exhibit 1.2" and incorporated herein for all purposes of this report, with the shareholders and management of Trucat Holding Co., Inc., a Delaware corporation ("Trucat"). The Agreement provides for the purchase of 100% of the 4,571,425 shares of fully paid, non-assessable, voting, common stock in Trucat, being the only class of stock outstanding in Trucat, in exchange for (i) 5,273,000 shares of fully paid, non-assessable, voting, restricted Class B common stock in the Company and (ii) 91,000 shares of fully paid, non-assessable, Series A Preferred Stock in Company being the same holdings in the Registrant as were previously owned by the Merrion Group. The effect of this transaction is the acquisition by the Company of all of the ownership of Trucat, its business, management and operations to the end that the principal business activity of the Company, the focus of its management, and the anticipated future financial results will be directly related to the operations of Trucat.

     The Series A Preferred Stock, if 100% were converted to Class B voting common stock as is allowed under the designation thereof, would substantially dilute the present shareholders of the Company.

Business Activities of Trucat.

     Trucat is engaged in the international transportation, freight forwarding and logistics business.

     More specifically and uniquely, Trucat has established a significant market presence and industry presence as a neutral transportation logistics company and forwarder, i.e. serving other major international forwarders, with a specialization of service in Russia, the states of the former Soviet Union (the "FSU"), Mongolia and in central Europe. Trucat has strategic alliances with some of the world's largest industry partners. These alliances include a five (5) year contract with Fritz Companies, Inc. of San Francisco, California ("Fritz") for project cargoes, contracts for ocean and air shipments with Air Express International Corporation of Darien, Connecticut ("AEI"), and a contract with P&O TransEuropean (Nederland) B.V., the European surface transport subsidiary of the Peninsular and Oriental Steam Navigation Company ("P&O"). This means that Trucat handles Fritz project cargoes in Russia and ongoing shipments of any nature for P&O and AEI in Russia and the FSU. Fritz and AEI are both publicly owned companies quoted on the NASDAQ national market system. P&O is a publicly owned company quoted on the London Stock Exchange and other exchanges including ADRs quoted on the New York Stock Exchange.

     With executive headquarters in Dallas, Texas and operational offices throughout Russia, the FSU and central Europe, Trucat was founded in 1992 by George E. Burch III who serves as President and chief executive officer. Mr. Burch is the largest shareholder. The second largest shareholder is an institutional London based investor known as Framlington Russian Investment Fund ("Framlington"). Framlington is a publicly quoted investment fund on the Luxembourg Stock Exchange organized pursuant to the laws the Grand Duchy of
Luxembourg as a Societ, d'Investissement   Capital Variable ("SICAV").  The
chairman of Framlington is Lord Geoffrey Howe, who formerly served as Deputy-Prime Minister, and also as Chancellor of the Exchequer in the United Kingdom in Margaret Thatcher's government. In turn, Framlington's largest shareholders are the European Bank for Reconstruction and Development ("EBRD") and the International Finance Corporation ("IFC") arm of the World Bank. The EBRD and

IFC investments in such professionally managed funds as Framlington have served to develop private industry in Russia and the FSU.

Trucat Management Team.

     The management of Trucat combines many years of experience in construction, logistics, public warehousing, international oil & gas and oilfield services supply, accounting, the law, and the military. Operations are headed by George E. Burch III, Neal Dewey, Susan Fuller-Sutherland, Andrey Shakhnovsky and Michael McCall. Additional information on those and other key personnel follows:

                             Senior Management

George E. Burch III., President and Director
--------------------------------------------

     Mr. Burch is the founder of the Company. He has more than 30 years experience in international business including construction of projects in remote areas, oil & gas operations, pipeline construction, port construction and transportation. He founded Trucat more than 7 years ago and has managed the strategic plan of the Company to make it the premier logistics provider in the FSU. Mr. Burch holds a BA degree from Tulane University and an MBA degree from Loyola University.

Neal R. Dewey, Vice-President
-----------------------------

     Formerly stationed in the Company's offices in St. Petersburg, Mr. Dewey serves the Company in Dallas as Vice-President for Operations. After serving in the U.S. Army Transportation Corps, Mr. Dewey pursued a career in international transport and logistics, with duties ranging from air transport captain in southeast Asian and Malaysian operations to management positions with various international freight concerns working in the Philippines, Indonesia, South America and Mexico.

Michael McCall, Vice-President European Operations
--------------------------------------------------

     Responsible for all Russian, FSU and central european operations, Mr. McCall has been with the Company since 1996. Former logistics manager for Russia for Halliburton Energy Services and logistics manager for Asia for Halliburton Logging Services, he has also served in technical capacities at Lockheed Aircraft and General Dynamics Corporation. He served on U.S. Navy flight crew in Vietnam for four years.

Davis Martin, Vice-President, Director and Acting Chief Financial Officer
-------------------------------------------------------------------------

     Mr. Martin acts as financial advisor to the Company, and since January of 1996 he has served as acting chief financial officer of the Company. He has a background in accounting, mortgage banking, and investment banking and has been principal liaison with Company shareholders including Framlington.
He served as director of Registrant from about August 1993 until December 1994 at which time it performed primarily as a financial services firm which owned Norcross Securities, Inc., an NASD broker-dealer, and Biltmore Trust Company, a trust company licensed by the Arizona Banking Department. He currently serves on the Advisory Board of the American-Russian Investment Forum at the Harriman Institute of Columbia University. Martin has a BBA from Southern Methodist University.

Theresa A. Kubitza, Secretary/Treasurer and Comptroller
-------------------------------------------------------

     Ms. Kubitza has served the Company as comptroller since its founding. Associated with the Company or its predecessor since 1992, she previously served as head staff accountant for a Dallas based paint manufacturer for 10 years. A native of St. Louis she has a B.S. from Texas Christian University, with post-graduate work at the University of Texas (Arlington).

Susan Fuller-Sutherland, Vice-President Marketing
-------------------------------------------------

     Ms. Fuller-Sutherland is responsible for all marketing activities. Experienced in marketing, sales program management, retail enterprise ownership, and real estate management, she has served the Company or its predecessor since 1988. She attended the University of Texas (Arlington), University of California (Bakersfield) and the University of Michigan.

Dr. Andrey Shakhnovsky, Vice President and Director Trucat International
------------------------------------------------------------------------
(Russia)
--------

     Active in the founding of the Company with Mr. Burch in 1991, Mr. Shakhnovsky is Vice-President and General Director of Trucat, Ltd., an operating subsidiary of the Company in the CIS. His expertise is in rail and inland water transportation. He is a graduate of the St. Petersburg State University Law School. His scholarly background includes service on the faculties of Leningrad University School of Management, State School of Commerce and Trade, University of Texas (Dallas), Richland Community College (Dallas). St. Petersburg (Ohio) State University and Youngstown (Ohio) State University. He has a major degree in law.

General (ret.) Anatoly T. Fedchenko, Deputy General Director and Rail
----------------------------------------------------------------------
Operations
----------

     Retired from the Russian Army with senior responsibility for rail operations, General Fedchenko has served the Company as Deputy General Director since 1993 with the planning and implementation of rail movements of cargo throughout Russia and the FSU. He retired as Chief of Transportation, Military Headquarters, St. Petersburg Russia in 1992. He is an honored graduate of the Military Academy of Transport and Base, St. Petersburg, Russia.

                       Non-Executive Directors

Non executive directors of the Company are the following persons whose backgrounds are compatible with the industry:

Robert J. G. Jenkins
--------------------

     A professional fund manager and chartered accountant based in London, Mr. Jenkins is fluent in English, Russian, French and Spanish. He has extensive experience working in the Soviet Union as a fund manager for Framlington and in other private capacities. He is a graduate of Oxford University.

Count Luis Correa de Sa
-----------------------

     Count Correa de Sa is the Managing Director of Catermar S.A., a Lisbon, Portugal based service provider which specializes in catering, camp management, and dry dock services to the worldwide oil industry. Catermar S.A. has cooperated with the Company on many projects in the past.

     A total of ten people are employed at the Company headquarters in Dallas where project movements are planned, sales & marketing administration is performed, all revenues are received and processed, all payments made, and all accounting functions are performed. The Company realizes 95% of its revenues in western currency with payments generally received in Dallas.

                      Foreign Stations and Key Managers

     Additional key management personnel carrying out Company operations at foreign stations include Richard Snowden, Manager of Moscow Station, Ian Mansell, Manager St. Petersburg Station, Julius Mosonyi, Manager Budapest Station, Larry Dunbar, Director of Business Development Caspian Region, Ed Gustin, Manager Baku Station, Sergey Karpin, General Director Trucat Ukraine, Jon Baker, Project Manager Kiev Station, Leo van den Heuvel, Director Rotterdam Station, Sergiy Karpich, General Director Trucat Kiev, Sergey Zheltov, General Director Trucat Kazakstan (Almaty), Ken Kardonnaway, Manager Aktau Station and Chris Drake, Assistant Manager Aktau Station.

     Trucat has approximately 125 employees in Russia, the FSU, or central Europe of which about 10 are expatriate employees from the U.S., the U.K., Hungary or Canada.

Trucat Focus and Marketing.

     Trucat achieved significantly rapid business and revenue growth in the first six (6) months of 1998 over 1997; and at June 30, 1998 Trucat reached the point of profitability with over $2 million in sales for the month. These revenues were approximately 100% ahead of sales for the same six (6) month period in 1997. However, the events in Russia of August 17 had a significant negative impact on the Trucat's sales and performance. Since that time fixed costs have been reduced dramatically, by about 40%, and the Trucat is now poised for return to profitability as forecast for operations in the last six months of 1999.

     Its clients come from diverse business and industry interests, but they require the full range of transportation and logistics support services. Such diverse customers are served under contracts with Trucat or through its alliance with industry partners.

     In addition to the previously mentioned alliances with Fritz, AEI and P&O, Trucat handles the FSU activities of Sotra Europe, a vessel operator with direct services from European and other countries to inland ports in the FSU.
 Trucat handles project cargoes in alliance with international forwarders Zust-Bachmeier (USA) and Rulewave (UK) Ltd., and other forwarding companies. It also acts as the inland carrier on transportation managed by Network Americas Lines, Inc., that operates a container service between North America and FSU destinations.

     Present customers of Trucat include Caterpillar Tractor Co., Orryx Energy, Kerr McGee, Texaco, Exxon, Unilever, Master Foods, 3M Corporation, J.I. Case Co., John Deere, TransWorld Logistics, Schlumberger, Halliburton Cos., Bechtel Corporation, Smith EA, BerBen Express, and many others.

     Sales and marketing efforts are focused on direct either sales to major clients or to companies in the freight forwarding or transportation business who use the Trucat's services as a third party service provider in Trucat's market area.

     Services are marketed to and, generally, its clientele is comprised of major multi-national companies doing business in Russia and the FSU, with an increasing emphasis on pan-FSU operations and Caspian Sea oilfield related customers.

     It is also handling an increasing number of humanitarian aid cargoes and is bidding for work for camps in Albania in cooperation with Crown Agents and Greenshields, Cowie & Co. of the U.K.

     Trucat's strategic plan calls for providing transportation services to any point in the FSU, central and eastern Europe, and Mongolia from any point in the world. This is possible outside of the direct operating area of Trucat through its alliance with global partner AEI for all types of transportation and with other partners for specific clients and cargoes. Through the combined cooperation of Trucat and its alliance partners, it is able to perform any transportation operation required - rail, ocean, air, truck, inland marine, customs clearance, warehousing and local distribution. The client strategy is to focus on providing door-to-door service, origin to destination, of all requirements for transportation for multi-national companies that have a growth plan in place in Trucat `s market.

                       Other Business Activities.

     While focused on its core business as described herein, the Company also owns a transportation subsidiary known as Morex Limited ("Morex"). Morex is a joint stock Russian company that operates vehicle rentals in St. Petersburg, Russia. In this city of 5.5 million people, this is one of few recognized car rental firms currently represented there. Morex primarily serves the same multi-national customers as are served by Trucat in the logistics business. The business plan for Morex calls for a slow increase in the fleet commensurate with the growth in population and industry.

                       Significant Risk Factors

     There are significant risk factors that face Trucat and its management. Most significantly exemplified by the market crash in Russia, Trucat is, to some extent, dependent on the Russian economy and on the financial rehabilitation of the Russian economy, to realize sales growth. This includes the sales growth that is forecast by the Company for the remainder of 1999 and 2000.

     While endeavoring to expand in other markets with similar or compatible activities (e.g. humanitarian aid cargoes to Albania, Tajikistan, and Kazakstan), such business is dependent on U.S. policy, competitive bidding by international carriers much larger than Trucat, And restrictive policies and regulations of the U.S. Department of Agriculture and the U.S. AID which limit the participation in such cargoes by non-vessel operating common carriers such as those utilized by Trucat.

     The business and the success of the business is somewhat dependent on the abilities and the presence of current management, most significantly that of the founder and President Mr. Burch.


Item 2.          Acquisition or Disposition of Assets.
                 -------------------------------------

     See Item One (1) above.

Item 3.          Bankruptcy or Receivership.
                 ---------------------------

     None.

Item 4.          Changes in Registrant's Certifying Accountant.
                 ----------------------------------------------

     The certifying accountant for the Company has previously been KPMG Peat Marwick, which firm is expected to provide the basis of financial statements through the fiscal year of the Company ended November 30, 1997 in compliance with the requirements of this form.

     The board of directors of Registrant has engaged the firm Semple & Cooper/BDO Seidman Alliance of 1900 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067 as auditors of the Company. Semple & Cooper/BDO Seidman Alliance have audited the Balance Sheets of Trucat for 1995 and 1996; and have provided a stub period audit of Trucat for the six (6) month period ended June 30, 1997 with a full audit for the twelve month period ended December 31, 1997. Their audit report for 1998, consolidated with the financial statements of the Company from KPMG Peat Marwick, is expected to fullfil the requirements of this form.

Item 5.          Other Events.
                 -------------

     In a meeting of the board of directors (the "Board") of the Company held on June 2, 1999, four (4) new directors were nominated and elected to serve on the Board, being George E. Burch III, Davis Martin, Robert J.G. Jenkins, and Luis Correa de Sa, . Messrs. Burch and Martin are officers of
Trucat and are owners or beneficially owners of common stock in Trucat being exchanged pursuant to the Agreement; and Messrs. Correa de Sa are non-executive directors with no material ownership interest in either the Company or Trucat. Mr. Jenkins, until recently, was associated with Framlington and is a chartered accountant and resident of London. Mr. Martin previously served as a director of the Company from about August 1993 through December, 1994 and shares of the Company comprising less than five percent (5%) of the outstanding common stock of the Company are currently owned directly or beneficially by the Edna Maye Davis Martin Trust of which the mother of Mr. Martin is the Trustee.

     The Board nominated and elected the following to serve as officers of the Company for a period of one (1) year or until the next shareholders'meeting of the Company: George E. Burch III as President, Davis Martin as Vice-President, Theresa A. Kubitza and Treasurer, and Theresa A. Kubitza as Secretary. Those officers also serve Trucat in the same capacities.

Item 6.          Resignation of Registrant's Directors.
                 --------------------------------------

     Effective June 2, 1999 Jeffrey T. Wilson, Darren Thomas, Francois Verkaerren and Stacy D. Smothers resigned from the Board.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

     The required financial statements of the Registrant will be delivered in accordance with the requirements of this form. Audited Financial Statements for the 12 month period ended December 31, 1996 and 1997 and unaudited financial statements for the 12 month period ended December 31, 1998 are attached hereto as "Exhibit 7.1".
SIGNATURES.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RealAmerica Co.
                              (Registrant)


                              BY:    /s/ George E. Burch III
                                   ________________________________
                                   George E. Burch III
                                   President

                         Date:  June 9, 1999

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------

  1.1                           Stock Purchase Agreement

  1.2                           Agreement to Exchange Stock

  7.1                           Audited and Unaudited Financial Statements